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                                    Exhibit A


                                  FORM OF NOTES

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR "BLUE SKY" LAWS (COLLECTIVELY, THE "SECURITIES LAWS") AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION APPLIES TO SUCH TRANSFER OR DISPOSITION.


                    NEW JERSEY MORTGAGE AND INVESTMENT CORP.

                         12.00% Senior Subordinated Note
                                Due July 1, 2002



No. 1                                                             July __, 1997

$3,000,000.00

         NEW JERSEY MORTGAGE AND INVESTMENT CORP., a New Jersey corporation (the "Company"), for value received, hereby promises to pay to N M ROTHSCHILD & SONS LIMITED or registered assigns on July 1, 2002 the principal amount of THREE MILLION DOLLARS AND NO CENTS ($3,000,000.00), or the balance of such principal amount as shall not have been prepaid by the Company prior to such date as provided herein, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12.00% per annum from the date hereof until maturity, payable monthly on the 1st day of each month (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at lesser of the highest rate allowed by applicable law or 16% per annum, after the date due, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Roseland, New Jersey, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the 12.00% Senior Subordinated Notes due July 1, 2002 (the "Notes") of the Company in the aggregate principal amount of $3,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement, dated as of July _, 1997


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(the "Note Agreement"), entered into by the Company with the original Purchaser therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement

         This Note and the indebtedness evidenced hereby, including the principal and interest, shall at all times remain junior and subordinate to any and all Senior Debt, as such term is defined in the Note Agreement, all on the terms and to the extent more fully set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to the laws thereof regarding conflicts of laws. This Note is executed as an instrument under seal.


                                                      NEW JERSEY MORTGAGE AND
                                                        INVESTMENT CORP.


                                                       By: ____________________
                                                              Name:
                                                              Title:







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